Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of PECO Energy on Form S-3 (File Nos. 33-31436, 33-59152, 33-49887, 33-43523, and
33-54935), Form S-4 (File Nos. 33-53785, 33-53785-01, 33-60859, and
33-60859-01), and Form S-8 (File No. 33-30317) of our report dated February 3, 1997, on our audits of the consolidated financial statements of PECO Energy Company and Subsidiary Companies as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in this Annual Report on Form 10-K.




COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 25, 1997